CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for Two Moons Kachinas Corp., of our report dated February, 2001, relating to the December 31, 2000 financial statements of Two Moons Kachinas Corp., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts."

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
July 16, 2001